PRUDENTIAL WORLD FUND, INC.

ARTICLES SUPPLEMENTARY

Prudential World Fund, Inc., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: (a) Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has classified and designated authorized but unissued shares of Common Stock, $.01 par value per share, of the Corporation as 675,000,000 shares of Common Stock, $.01 par value per share, of Prudential Jennison Global Opportunities Fund, including 200,000,000 shares of Class Q Common Stock, $.01 par value per share, of Prudential Jennison Global Opportunities Fund (as used in this Article FIRST, “Class Q Common Stock”), allocated and designated as follows:

Prudential Jennison Global Opportunities Fund

Class A Common Stock 150,000,000

Class C Common Stock 125,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 200,000,000

(b) Each share of Class Q Common Stock shall represent the same proportionate interest in Prudential Jennison Global Opportunities Fund and has identical voting, dividend, liquidation and other rights as shares of Class A Common Stock, Class C Common Stock and Class Z Common Stock of Prudential Jennison Global Opportunities Fund.

(c) Notwithstanding the foregoing and anything in the Charter to the contrary, shares of Class Q Common Stock shall be issued and sold without any sales loads or charges, whether initial, deferred or contingent, or any combination thereof. Shares of Class Q Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940, as amended.

SECOND: Prior to the classification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue is 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, further classified and designated among the classes of the Corporation as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 250,000,000

Prudential International Value Fund

Class A Common Stock 100,000,000

Class B Common Stock 10,000,000

Class C Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Equity Fund

Class A Common Stock 325,000,000

Class B Common Stock 150,000,000

Class C Common Stock 150,000,000

Class Z Common Stock 250,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 225,000,000

Class C Common Stock 200,000,000

Class Z Common Stock 250,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 200,000,000

Class C Common Stock 200,000,000

Class Z Common Stock 200,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 200,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 225,000,000

Prudential Jennison Emerging Markets Equity Fund

Class A Common Stock 250,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 300,000,000

THIRD: As classified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 4,200,000,000 shares, $0.01 par value per share, having an aggregate par value of $42,000,000, further classified and designated among the classes of the Corporation as follows:

Prudential Emerging Markets Debt Local Currency Fund

Class A Common Stock 75,000,000

Class C Common Stock 50,000,000

Class Q Common Stock 50,000,000

Class Z Common Stock 250,000,000

Prudential International Value Fund

Class A Common Stock 100,000,000

Class B Common Stock 10,000,000

Class C Common Stock 50,000,000

Class Z Common Stock 75,000,000

Prudential International Equity Fund

Class A Common Stock 325,000,000

Class B Common Stock 150,000,000

Class C Common Stock 150,000,000

Class Z Common Stock 250,000,000

Prudential Jennison Global Opportunities Fund

Class A Common Stock 150,000,000

Class C Common Stock 125,000,000

Class Q Common Stock 200,000,000

Class Z Common Stock 200,000,000

Prudential Jennison International Opportunities Fund

Class A Common Stock 200,000,000

Class C Common Stock 200,000,000

Class Z Common Stock 200,000,000

Prudential Jennison Global Infrastructure Fund

Class A Common Stock 200,000,000

Class C Common Stock 100,000,000

Class Z Common Stock 225,000,000

Prudential Jennison Emerging Markets Equity Fund

Class A Common Stock 250,000,000

Class C Common Stock 65,000,000

Class Q Common Stock 250,000,000

Class Z Common Stock 300,000,000

FOURTH: The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

FIFTH: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940. The stock of the Corporation has been classified by the Board of Directors under authority contained in the Charter.

SIXTH: These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

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[Signatures follow on next page]

IN WITNESS WHEREOF, Prudential World Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on October 20, 2014.

WITNESS: PRUDENTIAL WORLD FUND, INC.

/s/ Jonathan Shain               By:  /s/ Stuart S. Parker

Jonathan Shain,                         Stuart S. Parker,

Assistant Secretary                  President

THE UNDERSIGNED, President of Prudential World Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that to the best of her knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Stuart S. Parker
Stuart S. Parker, President